EXHIBIT 99(d)



                             JOINT FILING AGREEMENT


         The undersigned agree that this Schedule 13D, dated June 25, 2003, relating to the Common Stock of Taser International, Inc. shall be filed on behalf of the undersigned.


Dated:  June 25, 2003                      Grand Slam Capital Partners, LP




                                               By: /s/ Mitchell Sacks
                                                   -----------------------------
                                               Name:  Mitchell Sacks
                                               Title: Managing Partner


Dated:  June 25, 2003                      Grand Slam General Partners, LLC




                                               By: /s/ Mitchell Sacks
                                                   -----------------------------
                                               Name:  Mitchell Sacks
                                               Title: Principal








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